UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

ENTRADE INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15303	52-2153008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Central Avenue, Northfield, Illinois	60093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 441-6650

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 414a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 1, 2009, Entrade Inc. (“Entrade”) and Nationwide Auction Finance, LLC (“NAF”), a subsidiary of Entrade’s wholly-owned subsidiary Nationwide Auction Systems, Inc. (“NAS”) completed a settlement (the “Settlement”) with Axle Capital, LLC (“Axle”), a lender to Entrade, NAF and NAS. Under the terms of the Settlement, NAF agreed to return to Axle certain of its loan collateral, consisting of substantially all of NAF’s consumer loan contracts (the “Accounts”) and related collection software. Axle accepted the Accounts in full and final payment of any and all obligations owed Axle by Entrade, NAS and NAF, including, without limitation, promissory notes issued to Axle with an aggregate face value of $94,000,000 plus accrued interest thereon. Axle and NAF also entered into an agreement whereby NAF would continue to provide collection services to Axle related to the Accounts through NAF’s ongoing account servicing business. Finally, the parties delivered mutual general releases to each other releasing any and all claims each of them had or may have had against the other through May 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

Entrade Inc.
(Registrant)

/s/ Peter R. Harvey
Peter R. Harvey
President and Chief Executive Officer